Exhibit 10

SCHEDULE II

Form of Option Exercise Notice

WISEKEY INTERNATIONAL HOLDING LTD STOCK OPTION PLAN

_____________June 15th 2026_____________

[date of notice]

Stock Option Plan Administrator

WISeKey International Holding Ltd

FAO: Nathalie Verjus, Company Secretary

exercise_notice@wisekey.com

Reference: Peter Ward: Stock Option Plan.

Capitalized terms shall have the meaning set forth in the WISeKey International Ltd Stock Option Plan dated as of January 1, 2012, as amended.

I hereby refer to the conditional share capital of the Company pursuant to article 4b para. 1(b) of the Articles of Association of the Company and hereby exercise my Option(s) according to and under the terms and conditions of the WISeKey International Ltd Stock Option Plan dated January 1, 2012, as amended, (the “Plan”) and the Option Agreement dated 27/09/2019, as follows:

Grant Date of the Options:	27/09/2019

Strike Price:	CHF2.50

Number of Options exercised:	11,468

Such Options represent my right to purchase and receive from the Company and the obligation of the Company to issue to me a number of 11,468 registered shares, par value CHF 0.10 each (“Class B Shares”) at the above mentioned issue price.

I declare that the issue price of CHF 2.50 per Class B Share (i.e., a total issue price of CHF 28,670.00 for the Class B Shares to be issued to me) will be paid by me to the following bank account of the Company:

Account holder:	[***]
Account holder address:	[***]
Bank:	[***]
IBAN:	[***]
SWIFT address (BIC):	[***]
Bank clearing number:	[***]
Contact person [***]

The Company has informed me that I am entitled to receive a cash payment to settle the income tax and social charges arising in relation to the above exercise of my options provided that the number of shares delivered to me is reduced by the amount of tax and social charges due, based on the market value of an Ordinary Share at the date of exercise (the “Set-Off Facility”). I hereby declare that:

☐	I do not wish to apply for this Set-Off Facility. I will settle the income tax and social charges arising in relation to the above exercise of my options without reducing the number of shares that I will receive.

☐	My income tax liability is deducted at source and I would like to apply for the Set-Off Facility. I hereby authorize the Company to calculate on my behalf the income tax and social charges arising in relation to the above exercise of my options, and to reduce the number of shares that I receive out of the exercise in exchange for the payment of such income tax and social charges liabilities arising in relation to the above exercise of my options.

☒	My income tax liability is not deducted at source and I would like to apply for the Set-Off Facility. I hereby authorize the Company to calculate on my behalf the income tax charge on the basis of a 21% tax rate and the social charges arising in relation to the above exercise of my options, and to reduce the number of shares that I receive out of the exercise in exchange for the payment of such income tax and social charges liabilities arising in relation to the above exercise of my options.

The newly issued Shares shall be delivered to:

Name of account holder: _____________________________________________

Receiving Bank name: ______________________________________________

Account number: _________________________________________________

Name of contact at the receiving bank: _________________________________

Email of contact at the receiving bank __________________________________

Telephone of contact at the receiving bank ______________________________

/s/ Peter Ward
Peter Ward